UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2015

NANOVIRICIDES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36081	76-0674577
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1 Controls Drive, Shelton, CT 06484

(Address of principal executive offices)

Registrant’s telephone number, including area code: ___(203) 937-6137___

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2015, NanoViricides, Inc. (the “Registrant”) entered into employment agreements with Anil Diwan, PhD, the Registrant’s founder, President and Chairman, and Eugene Seymour, MD, MPH, the Registrant’s Chief Executive Officer and Director effective July 1, 2015. The terms of the agreements, as more fully set forth below, were determined by the Registrant’s independent Compensation Committee of the Board of Directors based upon comparative compensation reports prepared by an independent third-party research firm. The Compensation Committee determined that the proposed compensation for Drs. Diwan and Seymour were in line with similar publicly-traded pharmaceutical companies. The prior employment agreements expired as of February 29, 2014 and Drs. Diwan and Seymour continued to work on the basis of such expired agreements at a salary of $300,000 per annum.

The Registrant and Dr. Diwan agreed Dr. Diwan would continue to serve as the Registrant’s President and Chairman of the Board of Directors for a term of three years. Dr. Diwan’s compensation would be $350,000 for the first year of employment, $375,000 for the second year and $400,000 for the final year. Additionally, Dr. Diwan was awarded a grant of 225,000 shares of the Registrant’s Series A Preferred Stock that vest equally over the term of the employment agreement. Any unvested shares of Series A Preferred Stock are subject to forfeiture upon termination for cause or resignation of Dr. Diwan. The employment agreement also provides incentive bonuses of $75,000 per year payable on or before July 31, 2015, 2016 and 2017. The agreement provides for customary benefits including health and life insurance coverage, and vacation days. The agreement also provides customary terms regarding confidentiality, restrictive covenants, non-solicitation and non-disclosure.

The Registrant and Dr. Seymour agreed that Dr. Seymour would continue to serve as the Registrant’s Chief Executive Officer and Director for a term of three years. Dr. Seymour’s compensation would be $350,000 for the first year of employment, $375,000 for the second year and $400,000 for the final year. Additionally, Dr. Seymour was awarded a grant of 225,000 shares of the Registrant’s Series A Preferred Stock that vest equally over the term of employment agreement. Any unvested shares of Series A Preferred Stock are subject to forfeiture upon termination for cause or resignation of Dr. Seymour. The employment agreement also provides incentive bonuses of $75,000 per year payable on or before July 31, 2015, 2016 and 2017. The agreement provides for customary benefits including health and life insurance coverage, and vacation days. The agreement also provides customary terms regarding confidentiality, restrictive covenants, non-solicitation and non-disclosure.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2015	NANOVIRICIDES, INC.

By:	/s/ Meeta Vyas
Name: Meeta Vyas
Title: Chief Financial Officer